                          BINDING WARRANT TERM SHEET

                               February 24, 1998

1.  PURPOSE; ISSUANCE OF WARRANTS. At Home Corporation ("@Home"), Rogers
    -----------------------------
Cablesystems Limited ("Rogers"), and Shaw Cablesystems Limited ("Shaw") entered into a Term Sheet as of March 18, 1997 (the "Original Term Sheet") governing the distribution in Canada of the @Home Service (as defined below). In order to provide Rogers and Shaw with additional incentives to rapidly deploy the @Home Service in Canada in accordance with the Term Sheet, @Home will grant Rogers Communications, Inc. (an affiliated company of Rogers) and Shaw Communications, Inc. (an affiliated company of Shaw) performance based warrants to purchase in the aggregate a total 5.0 million shares of @Home's Series A Common Stock at USD $10.50 per share (the "Warrants"). The Warrants will be allocated to each of Rogers and Shaw, based on their respective number of homes passed, as follows:
2,900,000 shares to Rogers (58% of the Warrant shares) and 2,100,000 shares to Shaw (42% of the Warrant shares).

2.  DEFINITIONS.
    -----------

   (a) "@Home Service" means the basic information, communication, entertainment and other Internet services offered by @Home to residential subscribers through its cable operators at data rate speeds of greater than 128kbps. The @Home Service does not include any premium services that may be offered to residential subscribers at a separate suggested retail price in addition to the @Home Service.

   (b) "@Work Remote Service" means a telecommuting service offered by @Work, the business focused division of @Home, through its cable operators at data rate speeds of greater than 128kbps that provides remote LAN access between businesses or other institutions and their employees.

3.  VESTING AND EXERCISABILITY OF THE WARRANTS.  The Warrant shares will vest as
    ------------------------------------------
set forth below. Vested Warrant shares may be exercised at any time during the term of the Warrants.

   (a) 16.7% of the Warrant shares will vest if the Performance Condition (as defined in Section 4 below) is satisfied on March 31, 1998.

   (b) 33.3% of the Warrant shares, less any Warrant shares previously vested, will vest if the Performance Condition (as defined in Section 4 below) is satisfied on December 31, 1998.

   (c) 66.6% of the Warrant shares, less any Warrant shares previously vested, will vest if the Performance Condition is satisfied on December 31, 1999.

   (d) 100% of the Warrant shares, less any Warrant shares previously vested, will vest if the Performance Condition is satisfied on December 31 of any of the years 2000, 2001 or 2002, and, subject to Section 10 below, in the years 2003, 2004, 2005, 2006 or 2007.

4.  PERFORMANCE CONDITION.  The "Performance Condition" will be considered
    ---------------------
satisfied on March 31, 1998 or on December 31st for the years 1998 through 2007 (a "Measurement Point") for Rogers or Shaw, respectively, if their @Home Customers (as defined below) exceed the target customer numbers set forth in Exhibit A by 10% or more, as follows:
---------

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

   (a) If the number of @Home Customers as of a Measurement Point exceeds the target customer number by 20% or more, 100% of the Warrant shares that are eligible to vest as of that Measurement Point under Section 3 above will vest.

   (b) If the number of @Home Customers as of a Measurement Point exceed the target customer number by 10% (but less than 20%), a proportionate number of the Warrant shares (calculated on a linear basis) that are eligible to vest as of that Measurement Point under Section 3 above will vest. For example, if the target customer number is exceeded by 17%, 70% of the Warrant shares that are eligible to vest as of that Measurement Point will vest.

   (c) If the number of @Home Customers do not exceed the target customer number as of a Measurement Point by at least 10%, none of the Warrant shares that are eligible to vest as of that Measurement Point will vest but such Warrant shares may vest as of a future Measurement Point in accordance with this Warrant Term Sheet.

5.  @HOME CUSTOMER CALCULATION.
    --------------------------

   (a) For purposes of this Warrant Term Sheet, the number of @Home customers ("@Home Customers") as of a Measurement Point will be equal to the sum of (i) the number of residences that are utilizing the @Home Service ("@Home Subscribers") in the territory served by Rogers or Shaw, (ii) the number of @Home Subscribers in the territory served by other Canadian MSOs ("Other Canadian MSOs") provided that the conditions in Section 5(b) below are satisfied, and (iii) the number of residences utilizing the @Work Remote Service
in the territory served by Rogers or Shaw ("@Work Remote Seats").   The method
for calculating the number of @Home Subscribers is set forth in Exhibit B.  An
                                                                ---------
@Home Customer includes any @Home Subscriber or @Work Remote Seat that accesses the @Home Service or @Work Remote Service regardless of the device utilized to obtain such access (e.g. a personal computer, set top box, television, hand held device, etc.).

   (b) Rogers, Shaw and @Home are currently negotiating with Other Canadian MSOs to finalize Distribution Agreements pursuant to which such other Canadian MSOs will market the @Home Service on an exclusive basis within their respective territories. @Home Subscribers residing in the territories served by such Other Canadian MSOs will be included in the total number of @Home Customers for purposes of Section 5(a) above:

       (i) As of each Measurement Point through and including December 31, 2003; and

       (ii) As of December 31, 2004 and December 31, 2005 only if in the applicable year the Weighted Average @Home Penetration for Rogers, Shaw and the Other Canadian MSOs on such date is at least as equal to the Weighted Average @Home Penetration for Telecommunications, Inc. ("TCI"), Cox Enterprises, Inc. ("Cox"), Comcast Corporation ("Comcast"), and Cablevision Systems ("CVS") (collectively, the "U.S. Cable Partners") for each such year. The method for calculating the Weighted Average @Home Penetration is set forth in Exhibit C.
                                                                   ---------

@Home Subscribers served by Other Canadian MSOs will be allocated (i) on a 50/50 basis between Rogers and Shaw for purposes of determining whether they have met the vesting conditions set forth in Section 4 of this Warrant Term Sheet, and
(ii) in accordance with Schedule D of the Original Term Sheet for purposes of determining whether they have met the vesting conditions set forth in Section 8 of this Warrant Term Sheet.

6. CREDIT FOR EXCEEDING TARGET REVENUE.  At the option of Rogers or Shaw, the
   -----------------------------------
Performance Condition will also be considered to be satisfied on December 31st for the years 1998 through 2002 for up to 25% of the total Warrant shares that are eligible to vest as

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

of each of those Measurement Points under Section 3 above if the total revenues received by @Home from Rogers or Shaw during the preceding year exceed their respective revenue targets listed in Exhibit A by 10% or more as set forth below. All payments made by Rogers and Shaw to @Home in connection with the @Home Service, the @Work Remote Service, @Media, customer and technical support, development activities, and any other @Home or @Work services or products shall be considered "revenue" for purposes of this Section 6 so long as such payments are recognizable as revenue by @Home under generally accepted accounting principles.

   (a) If the revenue received by @Home from Rogers or Shaw exceeds the target revenue by 20% or more, 25% of the Warrant shares that are eligible to vest for such party as of that Measurement Point under Section 3 above will vest.

   (b) If the revenue received by @Home from Rogers or Shaw exceeds the target revenue by 10% (but less than 20%), a proportionate number of the Warrant shares (calculated on a linear basis) described in Section 6(a) above as of that Measurement Point will vest for such party. For example, if the target revenue is exceeded by 17%, 17.5% of the Warrant shares described in Section 6(a) above will vest (i.e. 70% of 25%).

   (c) If the revenue received by @Home from Rogers or Shaw does not exceed the target revenue by at least 10%, none of the Warrant shares described in Section 6(a) above as of that Measurement Point will vest for such party but such Warrant shares may vest as of a future Measurement Point in accordance with this Warrant Term Sheet.

In no event will the total number of Warrant shares that vest as of any Measurement Point for Rogers or Shaw (i) exceed the percentage of the Warrant shares that are eligible to vest as of that Measurement Point in accordance with
Section 3 above (any such excess vesting will not be carried forward to a subsequent Measurement Point or otherwise result in any additional vesting credit); (ii) the total number of Warrant shares that vest in accordance with this Section 6 exceed 1,250,000, and (iii) the total number of Warrant shares that vest under this Term Sheet exceed 5,000,000.

7. COMBINED VS. SEPARATE PERFORMANCE.  The @Home Customer and revenue targets
   ---------------------------------
described in Section 4 and Section 5 above for determining vesting of the Warrant shares will be measured separately for Rogers and Shaw. In the event that either Rogers or Shaw achieves more than 120% of its @Home Customer target as of any Measurement Point and the other has not done so, then the @Home Customers in excess of 120% will be added to the total number of @Home Customers for the other. However, if either Rogers or Shaw achieves more than 120% of its revenue target as of any Measurement Point, the revenue in excess of 120% will not be credited to the other.

8.   ADJUSTED PERFORMANCE CONDITIONS
     -------------------------------

   (a) Notwithstanding any other provision to the contrary in this Warrant Term Sheet (other than Section 8(d) below), 103,572 Warrant shares for Rogers will automatically vest on December 31st:

       (i) For each of the years 1999 through 2002 so long as Rogers achieves the number of homes passed and penetration percentages set forth in Schedule D of the Original Term Sheet in accordance with the provisions and definitions set forth in that schedule.

       (ii) For each of the years 2003 through 2005 so long as Rogers achieves the number of homes passed and penetration percentages set forth in Exhibit D
                                                                    ---------
hereto in
accordance with the provisions and definitions set forth in Schedule D of the Original Term Sheet.

   (b) Notwithstanding any other provision to the contrary in this Warrant Term Sheet (other than Section 8(d) below), 75,000 Warrant shares for Shaw will automatically vest on December 31st:

       (i) For each of the years 1999 through 2002 so long as Shaw achieves the number of homes passed and penetration percentages set forth in Schedule D of the Original Term Sheet in accordance with the provisions and definitions set forth in that schedule.

       (ii) For each of the years 2003 through 2005 so long as Shaw achieves the number of homes passed and penetration percentages set forth in Exhibit D
                                                                    ---------
hereto in accordance with the provisions and definitions set forth in Schedule D of the Original Term Sheet.

   (c) In the event the conditions set forth in Section 8(a) or 8(b) above are not satisfied in any year, the number of Warrant shares eligible to vest in such year will be carried forward and will be eligible to vest in a subsequent year in accordance with this Section 8. By way of example, if Shaw does not meet the conditions set forth in Section 8(b) on December 31, 1999 and December 31, 2000, but meets the conditions on December 31, 2001, a total of 225,000 Warrant shares (3 x 75,000) will vest on December 31, 2001.

   (d) In no event will: (i) the total number of Warrant shares that vest as of any Measurement Point for Rogers or Shaw exceed the percentage of the Warrant shares that are eligible to vest as of that Measurement Point in accordance with
Section 3 above (any such excess vesting will not be carried forward to a subsequent Measurement Point or otherwise result in any additional vesting credit); (ii) the total number of Warrant shares that vest in accordance with this Section 8 exceed 1,250,000, and (iii) the total number of Warrant shares that vest under this Term Sheet exceed 5,000,000.

9. EFFECT OF DISPOSITION OF CABLE SYSTEMS.  If either Rogers or Shaw sells a
   --------------------------------------
cable system, @Home Customers from that cable system will continue to be included in the applicable calculations set forth in this Warrant Term Sheet so long as the acquiror offers the @Home Service in that cable system on an exclusive basis.

10.  EFFECT OF EARLY TERMINATION OF THE ORIGINAL TERM SHEET .  Under the
     -------------------------------------------------------
Original Term Sheet, the initial term will expire on March 18, 2003 but will be renewed for two subsequent six year terms unless the parties fail to reach agreement on the economics and terms for the renewal periods. In the event the Original Term Sheet is not renewed by March 18, 2003, the following will occur:

   (a) Rogers' and Shaw's performance for the year 2003 will be reviewed by comparing their respective performances for the period from March 1, 2002 through February 28, 2003 against target customer and revenue numbers of 372,175 and $29,641,000 for Rogers and 270,006 and $21,464,000 for Shaw (i.e. in each case, the sum of 83.3% of the 2002 target numbers and 16.7% of the 2003 target numbers).

    (b) Rogers and Shaw will not be eligible to earn additional vesting under the Warrants for the years 2004 through 2007.

11.  CHANGE IN TARGET CUSTOMER NUMBERS OR TARGET REVENUES.  @Home, Rogers and
     ----------------------------------------------------
Shaw acknowledge that the future direction and development of the high speed Internet services industry in general, and the future success of @Home and its cable operators in this market, is difficult to predict. For example, it is difficult to precisely forecast the rate of growth of this market, the cable operators' future @Home Customer penetration rates, and the type and price of competitive offerings that may be introduced. Accordingly, @Home may, in its sole discretion, reduce the target @Home Customer numbers or target revenue in any year if it determines that rewarding Rogers and Shaw for their performance in any such year is in the best interests of @Home. In making such an assessment, @Home may consider such factors as Rogers' and Shaw's performance as compared to the U.S. cable operators, @Home's then current penetration goals and other business objectives, and Rogers' and Shaw's success in inducing other Canadian cable operators to effectively market and sell the @Home Service and/or @Work Remote Service.

12.  TERM.  The Warrants will expire on March 31, 2008.
     ----

13.  GOVERNING LAW; DISPUTE RESOLUTION. This Warrant Term Sheet will be governed
     ---------------------------------
by the laws of California excluding its conflicts of law rules.   Any claim,
controversy or dispute between the parties relating to this Warrant Term Sheet (a "Dispute") will be resolved in accordance with the following procedure:

   (a) The Chief Executive Officers of each of the parties involved in the Dispute will first discuss the Dispute and use their good faith efforts to reach a fair and equitable resolution.

   (b) In the event the Chief Executive Officers of the parties involved in the Dispute are unable to resolve the Dispute, the Board of Directors of @Home will review the Dispute and use its good faith efforts to reach a fair and equitable resolution.

   (c) In the event the Board of Directors of @Home are unable to resolve the dispute to the satisfaction of any of the parties involved in the Dispute, the dissatisfied party may submit the Dispute to a confidential arbitration proceeding. Such arbitration proceeding will be held in Chicago, Illinois, will be subject to the rules of the American Arbitration Association ("AAA"), and will be conducted by a single arbitrator chosen by the AAA. The parties agree that the decision of the arbitrator will be final and binding upon the parties.

14.  BINDING DOCUMENT.  This Warrant Term Sheet is binding on the parties
     ----------------
subject only to the approval of the Board of Directors for each of @Home, Rogers and Shaw. However, the parties will work together in good faith to prepare the Warrants described herein, together with such other legal documentation as may be appropriate, within thirty (30) days of the date that this Warrant Term Sheet is signed by all of the parties.

IN WITNESS WHEREOF, the parties have executed this Binding Warrant Term Sheet as of the last date set forth below.

ROGERS COMMUNICATIONS                   SHAW COMMUNICATIONS
INC.                                    INC.

By: /s/ Edward S. Rogers                By: /s/ Jim Shaw
    ----------------------                  -----------------------
Name: Edward S. Rogers                  Name: Jim Shaw
      --------------------                    ---------------------
Title: President                        Title: President & C.O.O.
       -------------------                     --------------------
Date: 2/24/98                           Date: 2/26/98
      --------------------                    ---------------------


AT HOME CORPORATION

By: /s/ Ken Goldman
    ----------------------
Name: Ken Goldman
      --------------------
Title: Sr. VP & CFO
       -------------------
Date: 2/24/98
      --------------------

                                   EXHIBIT A
                                   ---------

                   TARGET CUSTOMER NUMBERS AND TARGET REVENUE
                   ------------------------------------------

                                   EXHIBIT B
                                   ---------

                             METHOD FOR CALCULATING
                               @HOME SUBSCRIBERS
                               -----------------

The number of @Home Subscribers as of a Measurement Point for Rogers, Shaw or any Other Canadian MSO shall be calculated as set forth below. The purpose of this calculation is to take into account Rogers', Shaw's and Other Canadian MSOs' pricing practices compared to the U.S. cable operators' pricing practices when assessing the number of @Home Subscribers as of a Measurement Point.

          (TOTAL NUMBER OF CONNECTED CUSTOMERS)  X  (THE PRICE FACTOR)

(a) "Connected Customers" means those residential customers of a cable operator that (i) are connected to the @Home Service and (ii) generate @Home Subscription Revenue (as defined below). A residential customer of a cable operator shall be considered "connected" to the @Home Service as of any Measurement Point if the cable operator has activated the @Home Service for that customer as of the applicable Measurement Point. In addition, a residential customer of Rogers, Shaw or any Other Canadian MSO shall be considered connected to the @Home Service as of December 31, 1998 if that customer ordered the @Home Service on or before December 31, 1998 and had the @Home Service activated on or before January 14, 1999.

(b)  The "Price Factor" for Rogers or Shaw will be determined as follows:

       (i) If the Average Rate (as defined below) for Rogers or Shaw, as applicable, is not less than 95% and not more than 105% of the U.S. Average Rate, the Price Factor will equal one (1); or

       (ii) If the Average Rate for Rogers or Shaw, as applicable, is less than 95% or more than 105% of the U.S. Average Rate, the Price Factor will equal the Average Rate for Rogers or Shaw, as applicable, divided by the U.S. Average Rate.

(c) The "Average Rate" for a cable operator as of a Measurement Point will be calculated by dividing (x) the @Home Subscription Revenue (as defined below) for that cable operator during the month preceding that Measurement Point, by (y) the average number of Connected Customers for that cable operator during the same month. The average number of Connected Customers for the applicable month will be determined by adding the number of Connected Customers on the 1st and last day of that month and dividing such total by two.

(d) The "U.S. Average Rate" as of a Measurement Point will be calculated by dividing (x) the sum of the @Home Subscription Revenue for the U.S. Cable Partners during the month preceding that Measurement Point, by (y) the sum of the average number of Connected Customers for the U.S. Cable Partners, during the same month.

(e) "@Home Subscription Revenue" for the month preceding a Measurement Point shall mean that portion of the charges that are billed by a cable operator during that month to Connected Customers that are then:

   (i) With respect to Rogers, Shaw or any Other Canadian MSO, split with @Home such that @Home receives at least 19% of such charges. However, in the event
                         --------
@Home agrees in writing to accept a split of less than 19% on such charges, such charges shall be considered @Home Subscription Revenue. In addition, all payments made to @Home during the applicable month pursuant to Schedule E of the Original Term Sheet (entitled "Performance Based Payments to @Home") also will be included in the calculation of @Home Subscription Revenue for Rogers and Shaw.

   (ii) With respect to the U.S. Cable Partners, split with @Home pursuant to any revenue allocation formula (currently 65% to the U.S. Cable Partners and 35% to @Home)

Accordingly, monthly charges for the provisioning of a cable modem will only be included in Subscription Revenue if such charges meet the requirements of this Section (e). @Home Subscription Revenue does not include the following: installation fees; incremental fees for premium services or content; or any sales, use, gross receipts, excise, franchise or other taxes or fees imposed on or based upon the provision or use of the @Home Service.

(f) For the purposes of the calculations set forth above, the parties will not consider currency conversion and instead will treat one U.S. dollar as equal to one Canadian dollar.

(g) The parties agree to reconsider in good faith the methodology for calculating the number of @Home Subscribers set forth in this Exhibit B if and when such methodology no longer provides an accurate comparison of pricing practices between the U.S. cable operators and Rogers and Shaw or otherwise fail to reflect then current business practices.

                                   EXHIBIT C
                                   ---------

                             METHOD FOR CALCULATING
                       WEIGHTED AVERAGE @HOME PENETRATION
                       ----------------------------------


The Weighted Average @Home Penetration for Rogers, Shaw, Other Canadian MSOs or the U.S. Cable Partners will be calculated as set forth below.

    (TOTAL NUMBER OF CONNECTED CUSTOMERS)  /  (TOTAL NUMBER OF HOMES PASSED)

(a) "Homes Passed" means the number of residential dwelling units that are (i) connected to a Data-Ready Cable System (as defined below), and (ii) eligible to order a subscription to the @Home Services. A residential dwelling unit will be considered connected to a Data-Ready Cable System if the residential dwelling unit is located within 250 feet of an upgraded Data-Ready Cable System distribution line. A residential dwelling unit in an MDU that meets the two criteria set forth above shall be counted as one Home Passed.

(b) "Data Ready Cable System" means: (i) in the case of Rogers, Shaw and the U.S. Cable Partners, a cable system that is capable of transporting data both in a downstream and upstream direction in accordance with the applicable @Home specifications (i.e. two-way capable), and (ii) in the case of the Other Canadian MSOs, a cable system that is capable of at least transporting data in the downstream direction in accordance with the applicable @Home specifications (i.e. telco return capable).

                                   EXHIBIT D
                                   ---------

                          ADJUSTED PERFORMANCE TARGETS
                          ----------------------------


                                      -1-